Exhibit 99.1

STRONGHOLD URGES STOCKHOLDERS TO FOLLOW THE “FOR” RECOMMENDATION OF ISS AND GLASS LEWIS AND SUPPORT THE PENDING MERGER WITH BITFARMS AT THE UPCOMING SPECIAL MEETING

NEW YORK, Feb. 19, 2024 (GLOBE NEWSWIRE) -- Stronghold Digital Mining, Inc. (NASDAQ: SDIG) (“Stronghold”, the “Company”, or “we”) today announced that the world’s leading independent proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), have each recommended that Stronghold stockholders vote “FOR” the pending merger (the “Merger”) between Stronghold and Bitfarms Ltd. (NASDAQ/TSX: BITF) at the upcoming special meeting of the Company’s stockholders on February 27, 2025.

In its report dated February 14, 2025, ISS stated, “[T]he company’s sale process was thorough, cost savings are expected as a result of the transaction, and the share form of consideration will allow SDIG shareholders to participate in the upside potential of a larger entity. On balance, support for the transaction is warranted.”1 In its report dated February 12, 2025, Glass Lewis also recommended support for the Merger.

Gregory Beard, Chief Executive Officer, President and Chairman of Stronghold said, “We are pleased both leading proxy advisory firms support our Board’s unanimous recommendation that shareholders vote “FOR” the pending merger at the upcoming special meeting.”

With the special meeting fast approaching on February 27, 2025, Stronghold would like to remind stockholders that their vote is very important regardless of the number of shares they own and urge all stockholders to vote by one of the methods described in the proxy statement before 11:59 p.m. Eastern Time on February 26, 2025.

Additional information on the Merger, including links to the joint prospectus/proxy statement, can be found at sec.gov.  Stockholders who have questions about the joint prospectus/proxy statement or about voting their shares should contact Stronghold’s proxy solicitor, MacKenzie Partners, Inc., toll-free at 1-800-322-2885 or via email at proxy@mackenziepartners.com.

About Stronghold Digital Mining, Inc.

Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass and Panther Creek plants, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.

1 Permission to use quotes was neither sought nor obtained.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address future business and financial events, conditions, expectations, plans or ambitions, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words, but not all forward-looking statements include such words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Bitfarms Ltd. (“Bitfarms”) and  Stronghold, that could cause actual results to differ materially from those expressed in such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the risk that the Merger may not be completed on the anticipated terms in a timely manner or at all, which may adversely affect Stronghold’s business and the price of its Class A common stock, par value $0.0001 per share; the failure to satisfy any of the conditions to the consummation of the acquisition of Stronghold by Bitfarms (the “Merger”), including obtaining required stockholder and regulatory approvals; pending or potential litigation relating to the Merger that has been or could be instituted against Stronghold, Bitfarms or their respective directors or officers, including the effects of any outcomes related thereto; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger agreement, including in circumstances requiring Stronghold to pay a termination fee; the effect of the announcement or pendency of the Merger on Stronghold’s business relationships, operating results and business generally; the risk that the Merger disrupts Stronghold’s current plans and operations; Stronghold’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the Merger; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; risks related to diverting management’s attention from Stronghold’s ongoing business operations; certain restrictions during the pendency of the Merger that may impact Stronghold’s ability to pursue certain business opportunities or strategic transactions; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; those risks described in Section 4.19 of Bitfarms’ Annual Information Form for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 99.1 to Bitfarms’ Annual Report on Form 40-F, as amended in Amendment No. 1 to the Form 40-F, filed with the SEC on December 9, 2024 (the “Amended 40-F”) Section 19 of Bitfarms’ restated Management’s Discussion and Analysis for the year ended December 31, 2023, filed with the SEC as Exhibit 99.3 to the Amended 40-F, Section 19 of Bitfarms’ restated Management’s Discussion and Analysis for the three and nine months ended September 30, 2024, filed with the SEC on December 9, 2024, as Exhibit 99.2 to Bitfarms’ Current Report on Form 6-K/A; those risks described in Item 1A of Stronghold’s Annual Report on Form 10-K, filed with the SEC on March 8, 2024, Item 1A of Stronghold’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 8, 2024, Item 1A of Stronghold’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 14, 2024, Item 1A of Stronghold’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on November 13, 2024, as amended pursuant to Form 10-Q/A, filed with the SEC on December 13, 2024, and subsequent reports on Forms 10-Q and 8-K; and those risks that are described in the registration statement on Form F-4 (File No. 333-282657) filed by Bitfarms with the SEC (the “registration statement”), which includes a proxy statement of Stronghold that also constitutes a prospectus of Bitfarms (the “proxy statement/prospectus”).

These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the proxy statement/prospectus included in the registration statement on Form F-4 filed with the SEC in connection with the proposed transaction. While the list of factors presented here and the list of factors to be presented in the registration statement on Form F-4 are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this communication. Neither Bitfarms nor Stronghold assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Neither future distribution of this communication nor the continued availability of this communication in archive form on Bitfarms’ or Stronghold’s website should be deemed to constitute an update or re-affirmation of these statements as of any future date.

Additional Information about the Merger and Where to Find It

This communication relates to a proposed merger between Stronghold and Bitfarms. In connection with the proposed merger, Bitfarms has filed the registration statement with the SEC. The registration statement was declared effective on January 28, 2025, and Stronghold mailed the proxy statement/prospectus to its stockholders on or about January 29, 2025.  This communication is not a substitute for the registration statement, the proxy statement/prospectus or any other relevant documents Bitfarms and Stronghold has filed or will file with the SEC.  Investors are urged to read the proxy statement/prospectus (including all amendments and supplements thereto) and other relevant documents filed with the SEC carefully and in their entirety if and when they become available because they contain important information about the proposed merger and related matters.

Investors may obtain free copies of the registration statement, the proxy statement/prospectus and other relevant documents filed by Bitfarms and Stronghold with the SEC, when they become available, through the website maintained by the SEC at www.sec.gov.  Copies of the documents may also be obtained for free from Bitfarms by contacting Bitfarms’ Investor Relations Department at investors@bitfarms.com and from Stronghold by contacting Stronghold’s Investor Relations Department at SDIG@gateway-grp.com.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Investor Contact:

Matt Glover

Gateway Group, Inc.

SDIG@gateway-grp.com

1-949-574-3860

Media Contact:

contact@strongholddigitalmining.com